Exhibit 10.31.2

AMENDMENT IV

to the Collaboration Agreement effective as of November 15, 2007 between Ceres, Inc. and Institute of Crop Sciences of the Chinese Academy of Agricultural Sciences, as amended (the “Agreement”).

1.	The Parties agree to amend Article 2.1 of the Agreement by substituting the first sentence by the following two sentences:

“ICS will perform research projects as agreed upon by the Parties (all such projects, together, the “Program”). Proposals for research projects will be made by Ceres to the Collaboration Committee, which will discuss and decide on Program plans and budgets. Ceres will deliver to ICS material and information as may be agreed upon by the Parties in the framework of such research projects (jointly referred to as the “Ceres Material”).”

2.	The Parties agree to amend Article 2.2 so as to read as follows:

“For all Program activities, ICS shall strictly comply with the standard operating protocols referred to hereinafter as “SOPs”, which will be jointly agreed upon by the Parties. Further, ICS shall strictly comply with any Stewardship Guidelines which may be provided by Ceres. The Stewardship Guidelines applicable on the Effective Date of this Amendment IV are in ANNEX IV and ANNEX IV-A to the Agreement. Ceres may provide written updates from time to time.”

3.	The Parties agree to amend the first sentence of Article 2.3 so as to read as follows:

“In performing the Program activities ICS undertakes to comply with the work plan and time schedule that will be agreed between the Parties and with all applicable laws, rules and regulations.”

4.	The Parties agree to amend the last sentence of Article 2.3 so as to read as follows:

“ICS will make available all laboratory, greenhouse, and field space and all relevant equipment and supplies required to perform the Program.”

5.	The Parties agree to amend Article 2.4 so as to read as follows:

“ICS undertakes not to make any use of the Ceres Material which is not strictly necessary for performing Program activities.”

6.	The Parties agree to add a new Article 2.8 as follows:

“Whenever the Program activities include the delivery of any plants, parts of plants, seed or other propagating material to a location outside of China, ICS will work diligently to organize export outside of China and will be responsible for obtaining any export permits or authorizations which may be required. Ceres will organize import into the destination country and will be responsible for obtaining any import permits or authorizations which may be required. The Parties will provide reasonable assistance to each other upon request in connection with any formalities required with respect to such export or import.”

7.	The Parties agree to amend the second sentence of Article 3.1 so as to read as follows:

“The type of information to be included in the reports and formatting will be agreed between the Parties.”

8.	The Parties agree to amend Article 4.1 so as to read as follows:

“Ceres will remunerate ICS for the implementation of the Program as agreed between the Parties, in accordance with a payment schedule and detailed Program budget to be agreed between the Parties.”

9.	The Parties agree to amend the first sentence of Article 5.1 so as to read as follows:

“ICS will hire employees with qualifications to be agreed between the Parties, to perform the Program activities on a full-time basis.”

10.	The Parties agree to delete the first sentence of Article 5.2.

11.	The Parties agree to amend the first sentence of Article 7.1 so as to read as follows:

“The Parties shall establish a Collaboration Committee to determine the Program and to oversee the implementation of the Program.”

12.	The Parties agree to add a clause 7.2.0 in Article 7.2 as follows:

“7.2.0. Determining the Program including, without limitation, definition of activities, timelines, deliverables, staffing, other resources, reporting requirements and format, budget and payments.”

13.	The Parties agree that this Amendment IV will be effective as of August 31, 2012 and will constitute implementation of the second sentence of Amendment III, Article 1.

14.	For the remainder, the Agreement remains unchanged and this Amendment IV shall form an integral part thereof.

Made in two (2) copies.

Institute of Crop Sciences Chinese Academy of Agricultural Sciences		Ceres, Inc.

By:		By:	/s/ Roger Pennell
Name:		Name:	Roger Pennell
Title:		Title:	Vice President of Trait Development

By:	/s/ Jianmin Wan	By:	/s/ Richard Flavell
Name:	Jianmin Wan	Name:	Richard Flavell, CBE, FRS
Title:	Director, ICS	Title:	Chief Scientific Officer